EXHIBIT 10.10

                              SETTLEMENT AGREEMENT

THIS AGREEMENT ("Agreement"), dated this 20th day October 2005 (the "Execution Date"), is entered into by and among SearchHelp, Inc., a Delaware corporation ("SHLP") and Bioneutral Laboratories Corporation USA, a Delaware corporation ("BNC"), with its principal address at P.O. Box 2131 Morristown, New Jersey 07962-2131. SHLP and BNC are hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                  INTRODUCTION:

This Agreement has been entered into with reference to the following:

      A. On February 3, 2004, SHLP and BNC entered into a agreement whereby SHLP issued to BNC 1,725,000 shares of restricted common stock of SHLP and warrants to purchase an additional 1,725,000 shares. BNC is currently in possession of 2,822,727 shares, consisting of the 1,725,000 shares issued to it on February 3, 2004 and 1,725,000 warrants which it has converted, into an additional 1,097,727 shares.

      B. On February 3, 2004, SHLP and Environmental Commercial Technology Corp., a Delaware corporation ("ECT") entered into a Participation Agreement (the "Participation Agreement") whereby SHLP (i) agreed to pay ECT the sum of $600,000 in partial consideration for a portion of certain royalties which were expected to be received by ECT in conjunction with the sale, in the United States, of certain compounds (the "Compounds") to address certain conditions of mold and/or fungus infestation, $500,000 of which has been paid by SearchHelp. and (ii) issued to ECT 575,000 shares of restricted common stock of SHLP and warrants to purchase an additional 575,000 shares. Subsequently, ECT distributed all of such shares and warrants to finders with respect to the transactions referred to in this Paragraph B and the foregoing Paragraph A of this Introduction.

      C. As a part of the agreement, BNC was to have filed certain requests for registration with the United States Environmental Protection Agency (the "EPA") and to have conducted certain tests and received EPA approvals for the sale of the Compounds. No EPA registration has been filed by BNC or approved by the EPA as of the date of this Agreement.

      D. SHLP has a liability in the amount of $100,000 which was due to ECT on August 5, 2004.

      E. In November 2004, BNC acquired in excess of ninety percent (90%) of the outstanding common stock of ECT and caused it to be merged with a subsidiary of BNC, with the result being that ECT then became a wholly owned subsidiary of BNC.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, the term "Person" shall mean and include any one or more individual, corporation, partnership, limited liability corporation, entity, trust, instrumentality or governmental authority. As used here, the term "Affiliate" shall have the same meaning as is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

2. Accuracy of Statements Contained in the Introduction. In addition to the other representations and warranties made by one or more of the Parties that are set forth elsewhere in this Agreement, it is expressly understood and agreed that the accuracy of the statements set forth in the Introduction to this Agreement (the "Introduction") constitutes the several representations and warranties of the Parties and are incorporated herein by reference as though recited in full.

3. In consideration for SHLP's forbearance of legal recourse against BNC for BNC's continuing delay in filing the EPA registration as recited in Paragraph C of the Introduction, SHLP's liability in the amount of $100,000.00 under the Participation Agreement, as recited in Paragraph D, of the Introduction, is cancelled.

4. SHLP hereby acknowledges and undertakes an obligation to pay to BNC a total of $100,000.00, in two installments, each in the amount of $50,000.00 which shall be payable as follows:

      a.    Installment #1 on October 20th, 2006;
      b.    Installment #2 on October 20th, 2007.

5. BNC hereby covenants and agrees that it shall take all such steps as are necessary to, and shall file an application with the EPA for approval of the Compounds and shall diligently pursue and prosecute its application with the EPA and shall render written quarterly reports to SHLP of the progress of the application.

6. (a) Upon filing of the application with the EPA, BNC shall provide to SHLP written notice of the filing and a copy of the application. Unless SHLP notifies BNC in writing within fifteen (15) days of the date of BNC's notice that the application is not in proper form or, in the reasonable opinion of counsel to SHLP, does not comply with the EPA's requirements for such Compounds intended to be used in the remediation of mold and/or fungus, SHLP shall accelerate the payment of Installment #1 such that it shall be payable thirty (30) days after the date of BNC's notice.

      (b) Upon approval of the application by the EPA, BNC shall provide to SHLP written notice of the approval and a copy of the approval. Unless SHLP notifies BNC in writing within fifteen (15) days of the date of BNC's notice that the approval does not substantially correspond with the terms of the application, SHLP shall accelerate the payment of Installment #2 such that it shall be payable thirty (30) days after the date of BNC's notice. This Paragraph 6(b) shall not be applicable if SHLP has provided the notice called for by Paragraph 6(a) and the application has not been amended or if SHLP objects, pursuant to Paragraph 6(a), to such amendment.

      (c) In the event that SHLP provides one or both of the notices called for in Paragraphs 6(a) and (b) and SHLP's objection is subsequently resolved, the respective Installment(s) shall be accelerated such that they shall be payable thirty (30) days after such resolution unless such resolution necessitates the filing of an amended or new application.

7. BNC hereby grants to SHLP, and SHLP hereby accepts, a participation interest with economic benefits identical (except as specified below) to the participation interest granted by ECT under the Participation Agreement. Such participation interest granted by BNC shall be in substitution for (and not in addition to) SHLP's participation interest under the Participation Agreement. Notwithstanding the foregoing, the participation interest granted by BNC hereunder shall be applicable to Gross Sales, as that term is defined in the Participation Agreement, in all parts of the world where BNC is not prohibited from selling products containing the Compounds. For purposes of clarification, the foregoing grant by BNC of a participation interest with a geographic scope greater than that in the Participation Agreement shall not affect any other terms of the definition of Gross Sales, including, for example, the limitation upon the applicability of such participation interest to sales of products containing the Compounds where the "stated use" (i.e., the principal application of the product as stated on the label, packaging or other printed material furnished with the product) is principally to control, remediate, abate or otherwise affect mold or fungus.

8.    SHLP share ownership by BNC

      (a) The Parties stipulate that BNC currently owns 300,227 shares of the common stock of SHLP (the "Retained Shares"). BNC acquired the Retained Shares by exercising a warrant that it acquired from SHLP in a transaction that occurred on February 4, 2004. In acquiring the Retained Shares, no consideration was given by BNC in connection with the exercise of such warrant, other than the surrender by BNC of rights under of such warrant to purchase a number of shares having a fair market value equal to the aggregate exercise price of such warrant.

      (b) SHLP hereby grants piggyback registration rights to BNC with respect to the Retained Shares as follows: SHLP shall, at the request of BNC, include the Retained Shares in any registration statement (other than a registration statement on Form S-8) filed by SHLP with the Securities and Exchange Commission after the date hereof and shall maintain the effectiveness of such statement until all of the Retained Shares have been sold by BNC.

      (c) BNC hereby agrees that, until March 1, 2006, BNC will not, without the prior written consent of SHLP, sell any of the Retained Shares except in one or more direct private transactions (i.e., transactions not involving the OTC Bulletin Board or any other electronic quotation service). The foregoing restriction shall be of no further force or effect if a registration statement has been declared effective with respect to the Retained Shares. SHLP hereby consents to the transfer by BNC of up to 12,500 of the Retained Shares in connection with pre-existing contractual obligations of BNC.

9.    Miscellaneous.

      (a) Entire Agreement. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or revised except by a writing signed by the Party to be charged with enforcement.

      (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the rights or obligations set forth in this Agreement may be assigned by any Party to any other Person, without the prior written consent of the other Party. (c) Survival. The covenants and agreements of the Parties set forth in this Agreement shall survive indefinitely the consummation of the transactions contemplated hereby.

      (d) Separate Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall constitute an original and all of which when taken together shall constitute but one instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a Party hereto shall be legal and binding on such Party.

      (e) Expenses. Each of the Parties agrees to pay their respective costs and expenses in connection with the negotiation and execution of this Agreement.

      (f) Cumulative Remedies. The remedies of the Parties hereunder shall be cumulative, and the exercise by any of the Parties of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to such Party or Parties and the exercise by any Party or Parties of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to such Party or Parties.

      (g) Notices. Except as otherwise expressly provided herein, all notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage and fees prepaid, or delivered personally or by telephone line facsimile transmission to the Party to be notified as set forth on the signature pages of this Agreement, and shall be effective on receipt. A Party may change the address to which such communications are to be directed to it by giving written notice to the other Parties hereto of such change in the manner above provided. Copies of all notices shall be sent to counsel to the respective Parties, but such copies shall not constitute notice.

      (h) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

      (i) No Waiver. The failure of a Party at any time or times to require performance of any provision hereof shall in any manner affect its right at a later time to enforce the same. No waiver by a Party of any condition, or of the breach of any term, covenant, representation, warranty or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or agreement contained in this Agreement.

      (j) Reviewed by Attorneys. Each of the Parties represents to all other Parties that he or it (A) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (B) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as such Party may wish, and (C) has entered into this Agreement and executed and delivered all documents in connection herewith of his or its own free will and accord and without threat, duress or other coercion of any kind by any person or entity. The Parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which Party or which Party's counsel drafted the same, it being acknowledged that all Parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

      (k) Governing Law; Consent to Jurisdiction and Process; Waiver of Jury Trial; Process Agents. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, SITTING IN THE COUNTY OF NEW YORK AND FURTHER CONSENT THAT ANY PROCESSOR NOTICE OR OTHER APPLICATION TO ANY COURT OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT THE STATE OF NEW YORK BY CERTIFIED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      (l) Headings. The Article and Section headings, captions, headers and footers contained in this Agreement are for convenience only and shall not form part of or affect the interpretation of this Agreement.

      (m) Further Assurances. Each Party to this Agreement will perform any and all acts and execute any and all documents as may be reasonably necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                [Remainder of This Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective representatives thereunto duly authorized, as of the date first above written.

                           SEARCHHELP, INC

                           By:    ___________________
                           Name:  ___________________
                           Title: ___________________

                           Bioneutral Laboratories Corporation USA

                           By:    ___________________
                           Name:  ___________________
                           Title: ___________________



Consented and agreed (with respect to Paragraph 3 only):

Environmental Commercial Technology Corp.

By:      ______________________
Name:    ______________________
Title:   ______________________